Fort Ashford Funds, LLC Schedule to Loan and Security Agreement

Borrowers: Single Touch Systems, Inc. Single Touch Interactive, Inc. Address: 2235 Encinitas Blvd. Suite 210 Encinitas, California 92024

Date: December [5], 2008

This Schedule forms an integral part of the Loan and Security Agreement between Fort Ashford Funds, LLC and the above-borrower of even date.

1. LOAN AMOUNT (Section 1.1):

$1,000,000.00

The Loan shall be made in one disbursement upon satisfaction of the conditions set forth in this Agreement. Estimated costs and expenses (including without limitation attorneys fees and filing fees) may be deducted by Lender from such disbursement. To the extent actual costs and expenses exceed the amount deducted, Borrower shall pay the difference on request of Lender, and to the extent actual costs and expenses are less than the amount deducted, Lender shall refund the difference to Borrower.

The Loan and interest thereon shall be repaid as follows:

(a) Accrued interest for the period from the date the Loan is advanced to 90 days after the date hereof shall be due and payable 90 days after the date hereof, and at maturity; and

(b) The entire unpaid principal balance of the Loan shall be repaid in full 180 days after the date hereof.

2. Interest (Section 1.2):

The Loan shall bear interest at a fixed rate equal to 10% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

3. Fees (Section 1.4):

Facility Fee: n/a.

4. Financial Covenants. n/a

5. Reporting (Section 5.3):

Borrower shall provide Lender with the following: Copies of all filings with the Securities and Exchange Commission, within two business days after the same are filed.

6. Borrower Information:

Borrower represents and warrants that the information set forth in the Representations and Warranties of the Borrower dated of substantially date herewith, previously submitted to' Lender (the "Representations") is true and correct as of the date hereof.

7. Additional Provisions:

(a) Subordination of Inside Debt. All present and future indebtedness of Borrower to its officers, directors and shareholders ("Inside Debt") shall, at all times, be subordinated to the Obligations pursuant to a subordination agreement on Lender's standard form. Borrower represents and warrants that there is no Inside Debt presently outstanding. Prior to incurring any Inside Debt in the future. Borrower shall cause the person to whom such Inside Debt will be owed to execute and deliver to Lender a subordination agreement on Lender's standard form.

(b) Guaranty; Collateral. Concurrently. Borrower shall cause Anthony Macaluso ("Individual Guarantor") to execute and deliver to Lender a Continuing Guaranty with respect to all of the Obligations, on Lender's standard form (the "Guaranty") and to deliver his current financial statement to Lender which shall be in form and substance acceptable to Lender in its discretion. Throughout the term of this Agreement Borrower shaH cause such Guaranty to continue in full force and effect. Within 100 days after the date hereof, Borrower shall cause the Individual Guarantor to execute and deliver all documentation necessary, and take all actions necessary, in order to grant Lender a security interest or lien on collateral of the Individual Guarantor acceptable to Lender in its sole discretion. which collateral shall have a fair market value of at least $2,000.000. and to provide Lender with evidence of said fair market value satisfactory to Lender in its sole discretion.

(c) Corporate Structure. Borrower has no partially-owned or wholly-owned subsidiaries, except that Single Touch Interactive, Inc. is a wholly-owned subsidiary of Single Touch Systems, Inc.

Borrower: Single Touch Systems, Inc.
By: /s/ Anthony Macaluso President or Vice President By: /s/ Tom Hovasse Secretary or Asst. Secretary

Borrower:

Single Touch Interactive. Inc. By: /s/ Anthony Macaluso President or Vice President
By: /s/ Tom Hovasse Secretary or Asst. Secretary
Lender: Fort Ashford Funds. LLC. By: /s/ [blank] Title:/s/[blank]

[California Notary Page Omitted]